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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in (a) Amendment No. 3 to the Registration Statement (Form S-3, No. 33-56610) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, (b) Amendment No. 1 to the Registration Statement (Form S-8, No. 33-38649) pertaining to the 1989 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (c) the Registration Statement (Form S-8, No. 33-72008) pertaining to the 1991 Executive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (d) the Registration Statement (Form S-8, No. 33-37035) pertaining to the 1996 Incentive Stock Option Plan of IMPCO Technologies, Inc.,
(e) the Registration Statement (Form S-8, No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan and, (f) Amendment No. 2 to the Registration Statement (Form S-3, No. 333-63726) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus of our report dated May 31, 2001, except for Note 13, as to which the date is June 14, 2001 with respect to the consolidated financial statements and financial statement schedule of IMPCO Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 2001.

                                        /s/ Ernst & Young, LLP

Long Beach, California
July 27, 2001